STATE OF DELAWARE

CERTIFICATE OF AMENDMENT

OF CERTIFICATE OF INCORPORATION

The corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware does hereby certify:

FIRST: That at a meeting of the Board of Directors of SKY QUARRY INC., resolutions were duly adopted setting forth a proposed amendment of the Certificate of Incorporation of SKY QUARRY INC., declaring said amendment to be advisable and calling a meeting of the stockholders of SKY QUARRY INC. for consideration thereof. The resolution setting forth the proposed amendment is as follows:

RESOLVED, that the Certificate of Incorporation of this corporation be amended by changing the Articles thereof numbered “4” so that, as amended, said Articles shall be and will read as follows:

4.The total number of shares of common stock which the corporation shall have authority to issue is:  One Hundred Million shares (100,000,000) and the par value of each of the such shares is: one hundredth of one cent Dollars ($.0001) amounting in the aggregate to Ten Thousand Dollars ($10,000.00).

SECOND: That thereafter, pursuant to resolution of its Board of Directors, a special meeting of the stockholders of said corporation was duly called and held upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.

THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, said corporation has caused this certificate to be signed this 20th day of April, 2021.

By:____________________________________

Authorized Officer

Title: Corporate Secretary, SKY QUARRY INC.

Name: Harrison Kordestani

STATE OF DELAWARE

CERTIFICATE OF AMENDMENT

OF CERTIFICATE OF INCORPORATION

The corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware does hereby certify:

FIRST: That at a meeting of the Board of Directors of SKY QUARRY INC., resolutions were duly adopted setting forth a proposed amendment of the Restated Certificate of Incorporation of SKY QUARRY INC., declaring said amendment to be advisable and calling a meeting of the stockholders of SKY QUARRY INC. for consideration thereof. The resolution setting forth the proposed amendment is as follows:

RESOLVED, that the Certificate of Incorporation of this corporation be amended by changing the Article thereof numbered “5” so that, as amended, said Article shall be and will read as follows:

5.Authorized Preferred Stock; Blank-Check Preferred Stock. The total number of shares of preferred stock which the corporation shall have authority to issue is: Twenty Five Million (25,000,000), par value $0.001 per share, amounting in the aggregate to Twenty Five Thousand Dollars ($25,000.00). The board of directors is authorized to provide, out of the unissued shares of authorized preferred stock, one or more classes of preferred stock or one or more series of preferred stock within any class thereof, and to set the voting powers, full or limited, or no voting powers, and such designations, preferences and relative, participating, option or other special rights, and qualifications, limitations or restrictions thereof, which may differ from those of any and all other issuances, of each class of preferred stock or series of preferred stock within any class thereof, in accordance with the General Corporation Law of Delaware.

SECOND: That thereafter, pursuant to resolution of its Board of Directors, a written consent in lieu of meeting of the stockholders of said corporation was circulated in accordance with Section 228 of the General Corporation Law of the State of Delaware in which stockholders holding the necessary number of shares as required by statute to vote in favor of the amendment provided written consent to such action.

THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, said corporation has caused this certificate to be signed this 21st day of June, 2021.

By:____________________________________

Name: Harrison Kordestani

Title: Corporate Secretary, SKY QUARRY INC.